Exhibit 99.1

 BLUE COAT SYSTEMS RECEIVES EXPECTED NASDAQ NOTIFICATION RELATED TO LATE FILING

    SUNNYVALE, Calif., March 20 /PRNewswire-FirstCall/ -- Blue Coat(R) Systems (Nasdaq: BCSI) today announced that, on March 15, 2007, it received a notice from the Nasdaq Stock Market, as expected, stating that Blue Coat is not in compliance with Nasdaq's Marketplace Rule 4310(c)(14) because Blue Coat has not timely filed its Report on Form 10-Q for the fiscal quarter ended January 31, 2007. Blue Coat previously announced that it has delayed the filing of its Form 10-K for the fiscal year ended April 30, 2006 and its Form 10-Q's for the fiscal quarters ended July 31, 2006 and October 31, 2006, which also rendered Blue Coat not in compliance with Rule 4310(c)(14), because a committee of independent directors has been conducting a review of Blue Coat's historical practices in granting stock options to members of senior management and employees and determined that the Company will restate its historical financial statements. The Company is working diligently to complete the restatement and file all of its delinquent filings.

    On January 29, 2007, Blue Coat announced that the Nasdaq Stock Market had notified Blue Coat that the Nasdaq Stock Market will continue the listing of Blue Coat Common Stock pending a review by the Listing and Hearing Review Council of the Nasdaq Stock Market (the "Listing Council"). The Listing Council has called for review the earlier decision of the Nasdaq Listing Qualifications Panel (the "Panel") requiring Blue Coat to file all required restatements and delinquent periodic reports by January 29, 2007, and has stayed any suspension of trading of Blue Coat's securities pending further action by the Listing Council. Blue Coat may submit additional information to the Listing Council by March 30, 2007. The Listing Council will then review the Panel's decision on the written record. There can be no assurance that the Listing Council will determine that Blue Coat should remain listed on Nasdaq subsequent to March 30, 2007.

    About Blue Coat Systems

    Blue Coat secures Web communications and accelerates business applications across the distributed enterprise. Blue Coat's family of appliances and client-based solutions -- deployed in branch offices, Internet gateways, end points, and data centers -- provide intelligent points of policy-based control enabling IT organizations to optimize security and accelerate performance between users and applications. Blue Coat has installed more than 30,000 appliances worldwide and is ranked #1 by IDC in the Secure Content and Application Delivery market. Blue Coat is headquartered in Sunnyvale, California, and can be reached at (408) 220-2200 or www.bluecoat.com.

    FORWARD LOOKING STATEMENTS: Statements in this press release about Blue Coat's listing status on the Nasdaq Stock Market, the possible conclusions or determinations to be made by the Board of Directors or the independent committee, and the Company's ability to file reports on Form 10-K and Form 10-Q are forward-looking statements and are subject to the Safe Harbor provisions created by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current information and expectations and involve a number of risks and uncertainties. Actual results may differ materially from those projected in such statements due to various factors, including but not limited to, the final conclusions of the Board of Directors, the Audit Committee, the independent committee, and the Company's independent public accountants concerning matters related to the Company's stock option grants; the inability of the Company to file its Form 10-K and Form 10-Q's on a timely basis to avoid delisting by Nasdaq; the Company's inability to comply with requirements imposed by Nasdaq for continued listing; the review and audit by the Company's independent auditor of the Company's fiscal 2006 financial statements; the outcome of inquiries initiated by the Securities and Exchange Commission; as well as other risks more fully described in the "Risk Factors" section of the Company's quarterly report on Form 10-Q for the quarter ended January 31, 2006.

    NOTE: All trademarks, trade names or service marks used or mentioned herein belong to their respective owners.

SOURCE  Blue Coat Systems
    -0-                             03/20/2007
    /CONTACT: media, Steve Schick, +1-408-220-2076, or steve.schick@bluecoat.com, or investors, Lily Wu, +1-408-220-2318, or Lily.wu@bluecoat.com, both of Blue Coat Systems/
    /Web site:  http://www.bluecoat.com/
    (BCSI)